Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-1 of our report dated April 6, 2022 with respect to the audited financial statements of LMF Acquisition Opportunities, Inc. (the “Company”) for the year ended December 31, 2021 and for the period from October 28, 2020 (inception) to December 31, 2020.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

March 28, 2023